Exhibit 99.1
DELEK LOGISTICS PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS
Background
The following unaudited pro forma condensed combined consolidated financial information of Delek Logistics Partners, LP (the “Partnership”) reflects adjustments to the historical combined consolidated financial statements of the Partnership to give effect to: (i) the acquisition of a terminal, storage tanks and related assets at Delek US's El Dorado, Arkansas refinery (the "El Dorado Refinery") (collectively, the “El Dorado Assets”) from Lion Oil Company ("Lion Oil"), a wholly owned subsidiary of Delek US and hereafter referred to as the “Acquisition”, including the expected impact of the long-term commercial El Dorado Throughput and Tankage Agreement (the "Throughput and Tankage Agreement"), the El Dorado Site Services Agreement ("Site Services Agreement") and Second Amended and Restated Omnibus Agreement ("Second Restated Omnibus Agreement") that we entered into in connection with the Acquisition and (ii) the payment of estimated fees and expenses in connection with the Acquisition. References to “we,” “us” and “our” mean Delek Logistics Partners, LP and its consolidated subsidiaries, unless the context otherwise requires. References to “Delek US” refer collectively to Delek US Holdings, Inc. and any of its subsidiaries other than Delek Logistics Partners, LP, its subsidiaries and Delek Logistics GP, LLC (“DLGP”), its general partner. The information presented in this Report on Form 8-K contains the unaudited condensed combined pro forma financial results of the Lion Oil El Dorado Assets (the "Predecessor"), our predecessor for accounting purposes, as of and for the nine months ended September 30, 2013 and for the year ended December 31, 2012.
The Acquisition will be recorded at historical cost as it is considered to be a transfer of a business between entities under common control. Our valuation of the El Dorado Assets is primarily based on the revenues that will be generated under the commercial Throughput and Tankage Agreement with Delek US, as well as on our own independent estimates of expected future and general and administrative expenses based on the industry experience of our management team.
The unaudited pro forma condensed combined consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of our financial position or results of operations had the Acquisition actually occurred on the dates assumed, nor is such unaudited pro forma condensed combined consolidated financial information necessarily indicative of the results to be expected for any future period.
The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. The unaudited notes to the unaudited pro forma condensed combined consolidated statements of operations provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma financial information. The unaudited pro forma condensed combined consolidated financial information and related notes thereto should be read in conjunction with the historical combined consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2012 and the historical condensed combined consolidated financial statements and related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the Securities and Exchange Commission.
Effective February 10, 2014, the Partnership acquired from Lion Oil the El Dorado Assets. The cash paid for the assets acquired was $95.9 million financed with borrowings under the Partnership's amended and restated senior secured revolving credit facility.
The assets acquired in the Acquisition consist of:

•
The refined products terminal located at the El Dorado Refinery (the "El Dorado Terminal") which consists of a truck loading rack with three loading bays supplied by pipeline from storage tanks located at the El Dorado Refinery, along with certain ancillary assets. Total throughput capacity for the El Dorado Terminal is approximately 26,700 barrels per day ("bpd"). For the year ended December 31, 2012, approximately 12,649 bpd of refined products were throughput at the El Dorado Terminal.

•
158 storage tanks and certain ancillary assets (such as tank pumps and piping) located adjacent to the El Dorado Refinery with an aggregate shell capacity of approximately 2.5 million barrels (the "El Dorado Storage Tanks"). The El Dorado Storage Tanks, together with the El Dorado Terminal, are sometimes hereinafter referred to as the "El Dorado Assets."

Lion Oil retained any current assets, and current liabilities related to the El Dorado Assets as of the date of the Acquisition. The only historical balance sheet items that transferred to the Partnership in the Acquisition were property, plant and equipment assets, tank inspection liabilities and asset retirement obligations which will be recorded by us at historical cost.

The Partnership will manage the operation of all of the assets and receive fees for services commencing upon completion of the Acquisition.

DELEK LOGISTICS PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
September 30, 2013

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets	Pro Forma Adjustments		Delek Logistics Partners, LP Pro Forma
(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$6,712	$—	$95,900	(a)	$6,449
			(95,900)	(b)
			(263)	(c)
Accounts receivable	34,611	—	—		34,611
Inventory	21,239	—	—		21,239
Deferred tax assets	14	—	—		14
Other current assets	592	—	—		592
Total current assets	63,168	—	(263)		62,905

Property, plant and equipment:
Property, plant and equipment	229,753	27,899	—	(b)	257,652
Less: accumulated depreciation	(33,264)	(2,754)	—	(b)	(36,018)
Property, plant and equipment, net	196,489	25,145	—		221,634

Goodwill	10,454	—	—		10,454
Intangible assets, net	11,647	—	—		11,647
Other non-current assets	5,620	—	—		5,620
Total assets	$287,378	$25,145	$(263)		$312,260

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DELEK LOGISTICS PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
September 30, 2013

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets	Pro Forma Adjustments		Delek Logistics Partners, LP Pro Forma
(Dollars in thousands)
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,995	$—	$—		$26,995
Accounts payable to related parties	14,908	—	—		14,908
Fuel and other taxes payable	6,683	—	—		6,683
Accrued expenses and other current liabilities	6,348	420	—	(b)	6,768
Total current liabilities	54,934	420	—		55,354

Non-current liabilities:
Revolving credit facility	$161,000	$—	$95,900	(a)	$256,900
Asset retirement obligations	3,340	92	—	(b)	3,432
Deferred tax liability	59	—	—		59
Other non-current liabilities	7,965	1,837	—	(b)	9,802
Total non-current liabilities	172,364	1,929	95,900		270,193

Equity:
Equity of Predecessors	—	22,796	(22,796)	(d)	—
Common unitholders	3,585	—	(93,982)	(b)	(68,186)
			(129)	(c)
			22,340	(d)
Subordinated unitholders	58,697	—	(129)	(c)	58,568
General partner - DLGP	(2,202)	—	(1,918)	(b)	(3,669)
			(5)	(c)
			456	(d)
Total equity	60,080	22,796	(96,163)		(13,287)

Total liabilities and equity	$287,378	$25,145	$(263)		$312,260

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements

DELEK LOGISTICS PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF COMBINED CONSOLIDATED INCOME AND COMPREHENSIVE INCOME
Year Ended December 31, 2012

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets	Pro Forma Adjustments		Delek Logistics Partners, LP Pro Forma
(dollars in thousands, except unit data and per unit data)
Net sales	$1,022,586	$—	$17,842	(e)	$1,040,428
Operating costs and expenses:
Cost of goods sold	959,434	—	—		959,434
Operating expenses	30,397	9,023	200	(f)	39,220
		—	(400)	(g)
General and administrative expenses	9,150	706	(399)	(h)	9,457
Depreciation and amortization	10,120	1,182	—		11,302
Loss on sale of assets	9	—	—		9
Total operating costs and expenses	1,009,110	10,911	(599)		1,019,422
Operating income (loss)	13,476	(10,911)	18,441		21,006
Interest expense, net	2,682	—	1,659	(i)	4,341
Net income (loss) before income tax benefit	10,794	(10,911)	16,782		16,665
Income tax benefit	(14,024)	—	—		(14,024)
Net income (loss)	24,818	(10,911)	16,782		30,689
Less: income attributable to Predecessors	16,408	—	—		16,408
Net income (loss) attributable to partners	$8,410	$(10,911)	$16,782		$14,281
Comprehensive income (loss) attributable to partners	$8,410	$(10,911)	$16,782		$14,281
Less: General partner’s interest in net income (loss)	168	(218)	336		286
Limited partners’ interest in net income (loss)	$8,242	$(10,693)	$16,446		$13,995
Net income per limited partner unit:
Common units – (basic and diluted)	$0.34				$0.58
Subordinated units – Delek (basic and diluted)	$0.34				$0.58
Weighted average limited partner units outstanding:
Common units – (basic and diluted)	11,999,258				11,999,258
Subordinated units – Delek (basic and diluted)	11,999,258				11,999,258

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

DELEK LOGISTICS PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF COMBINED CONSOLIDATED INCOME AND COMPREHENSIVE INCOME
Nine Months Ended September 30, 2013

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets	Pro Forma Adjustments		Delek Logistics Partners, LP Pro Forma
(dollars in thousands, except unit data and per unit data)
Net sales	$684,331	$—	$13,372	(e)	$697,703
Operating costs and expenses:
Cost of goods sold	614,048	—	—		614,048
Operating expenses	23,075	4,907	150	(f)	27,250
		—	(882)	(g)
General and administrative expenses	5,172	524	(293)	(h)	5,403
Depreciation and amortization	9,074	863	—		9,937
Total operating costs and expenses	651,369	6,294	(1,025)		656,638
Operating income (loss)	32,962	(6,294)	14,397		41,065
Interest expense, net	2,763	—	1,244	(i)	4,007
Net income (loss) before income tax expense	30,199	(6,294)	13,153		37,058
Income tax expense	547	—	—		547
Net income (loss)	29,652	(6,294)	13,153		36,511
Less: loss attributable to Predecessors	(6,853)	—	—		(6,853)
Net income (loss) attributable to partners	$36,505	$(6,294)	$13,153		$43,364
Comprehensive income (loss) attributable to partners	$36,505	$(6,294)	$13,153		$43,364
Less: General partner’s interest in net income (loss)	729	(126)	263		866
Limited partners’ interest in net income (loss)	$35,776	$(6,168)	$12,890		$42,498
Net income per limited partner unit:
Common units – (basic)	$1.49				$1.74
Common units – (diluted)	$1.48				$1.72
Subordinated units – Delek (basic and diluted)	$1.49				$1.73
Weighted average limited partner units outstanding:
Common units – (basic)	12,014,445				12,014,445
Common units – (diluted)	12,152,657				12,152,657
Subordinated units – Delek (basic and diluted)	11,999,258				11,999,258

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

DELEK LOGISTICS PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation
The unaudited pro forma combined consolidated financial information presents the application of pro forma adjustments to our historical financial statements to reflect (i) the Acquisition, including the expected impact of the long-term commercial Throughput and Tankage Agreement and the Second Restated Omnibus Agreement that we entered into in connection with the Acquisition and (ii) the payment of estimated fees and expenses in connection with the Acquisition. The pro forma adjustments have been prepared as if the Acquisition had taken place as of September 30, 2013, in the case of the unaudited pro forma balance sheet, and as of January 1, 2012, in the case of the unaudited pro forma statements of income and comprehensive income. The unaudited pro forma condensed combined consolidated financial statements give pro forma effect to:

•
the Acquisition of the net assets and operations, recorded at historical cost of $22.8 million (net book value of property and equipment of $25.1 million less the current portion of tank inspection liabilities of $0.4 million, the long-term portion of tank inspection liabilities of $1.8 million, and the asset retirement obligations assumed of $0.1 million);

•	the payment of $0.3 million of estimated fees and expenses related to the Acquisition;

•
the execution of the Throughput and Tankage Agreement, the El Dorado Lease and Access Agreement, (the "El Dorado Lease") and the Site Services Agreement, and the recognition of incremental revenues and expenses under each agreement; and

•	the Second Restated Omnibus Agreement, and the recognition of incremental expense under that agreement.
Note 2. Pro Forma Adjustments and Assumptions

a.	Reflects the drawdown of $95.9 million under our amended and restated senior secured revolving credit facility.

b.
Reflects the acquisition of the El Dorado Assets, along with the related distributions to a subsidiary of Delek US. The property, plant and equipment, tank inspection liabilities, and the asset retirement obligations will be recorded at historical cost as it is considered to be a transaction among entities under common control.

c.	Reflects approximately $0.3 million in costs associated with the Acquisition relating to legal and other costs.

d.
Represents the conversion of the adjusted equity of the Predecessor of $22.8 million from equity of predecessors to $22.3 million for the common unitholders and $0.5 million for the general partner of the Partnership.

e.
Reflects recognition of affiliate revenues for services provided by the Partnership to manage and operate the El Dorado Assets. Volumes used in the calculations are the El Dorado Terminal historical refined products volumes transported across the rack. Fees were calculated using the contractual terms under the Throughput and Tankage Agreement that was entered into with Delek US at the closing of the Acquisition.

f.	Reflects the adjustment of operating expenses to the terms of the Site Services Agreement.

g.	Reflects the adjustment of operating expenses to the terms of the Second Restated Omnibus Agreement in regards to indemnification of API 653 tank repairs.

h.	Reflects the adjustment of general and administrative expenses to the terms of the Second Restated Omnibus Agreement.

i.
Reflects interest expense at 1.98% on the additional $95.9 million borrowing under our amended and restated senior secured revolving credit facility, partially offset by a reduction of $0.2 million in the commitment fee for the unutilized portion of the facility. A 1.0% change in the interest rate associated with this borrowing would result in a $1.0 million change in annual interest expense.

Note 3. Pro Forma Net Income Per Unit
We use the two-class method when calculating the net income per unit applicable to limited partners, because we have more than one participating security. Our participating securities consist of common units, subordinated units and general partner units. We base our calculation of net income per unit on the weighted-average number of common units outstanding during the period.
Net income attributable to the Partnership is allocated between the limited (both common and subordinated) and general partners in accordance with our partnership agreement. Net income per unit is only calculated for the Partnership after its initial public offering as no units were outstanding prior to November 7, 2012. Distributions less than (greater than) earnings are allocated to the general partner and limited partners based on their respective ownership interests. Payments made to our unitholders are determined in relation to actual distributions declared and are not based on the net income per unit. The pro forma basic weighted-average number of units outstanding equals the historical weighted average number of units outstanding for each of the periods presented.
Diluted net income per unit includes the effects of potentially dilutive units on our common units, which consist of unvested phantom units. Basic and diluted net income per unit applicable to subordinated limited partners are the same as there are no potentially dilutive subordinated units outstanding.

Note 4. Commercial Agreements with Delek
In connection with the closing of this Acquisition, we entered into the Throughput and Tankage Agreement, the El Dorado Lease, and the Site Services Agreement. The El Dorado Lease and Site Services agreements contain terms under which DLGP and Lion Oil will provide the necessary personnel, equipment, other services and access for operation and maintenance of the El Dorado Assets subsequent to the asset transfer date. The Throughput and Tankage Agreement is a long-term, fee-based commercial agreement with Lion Oil, under which we agree to provide services to manage and operate the assets and Lion Oil agrees to pay us fees based on minimum monthly throughput volumes in regards to the terminal and based on fixed amounts in regards to the storage tanks. The fees under these agreements will be indexed for inflation.
Additionally, these agreements include provisions that permit Lion Oil to suspend, reduce or terminate its obligations under the applicable agreements if certain events occur. These events include Delek US deciding to permanently or indefinitely suspend refining operations at the El Dorado refinery as well as our being subject to certain force majeure events that would prevent us from performing required services under the applicable agreement.